Exhibit 99.1

Autoliv Suspends Dividend

 (Stockholm, February 18, 2009) – – – Autoliv Inc. – the global leader in automotive safety systems – suspends its quarterly dividend to further preserve cash as a precautionary measure in the current turmoil in the auto industry.

Global light vehicle production has continued to decline and it is currently impossible to foresee for how long the current recession in vehicle production will continue. In the current environment, there is also risk for customer payment defaults. The Autoliv Board of Directors has therefore decided to suspend the Company’s quarterly dividend for the second quarter.

This decision is in addition to several other cash-enhancing steps already taken by management such as suspending the Company’s share repurchases, securing approximately $250 million in new medium-term financing, reducing capital expenditures, increasing working capital control and cash management.

Already in July last year, the Company launched an Action Program that – along with other actions taken in response to the market development – had lead to reductions of more than 15% or more than 7,000 of the workforce at the end of January and several other cost savings benefits.

Change in Audit Committee
At the Board meeting, Mr. Per Welin retired from the Company’s Audit Committee. At the meeting in December, he informed the Board about his intention to retire and not to seek or accept re-election at the upcoming shareholders meeting in May.

The Board of Director elected Dr. Wolfgang Ziebart as new member of the Audit Committee.

Inquiries:
Jan Carlson, President & CEO, Autoliv Inc                     +46 8 587 20 600

Safe Harbour Statement

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including statements relating to industry trends, business opportunities, sales contracts, sales backlog, and on-going commercial arrangements and discussions, as well as any statements about future operating performance or financial results. In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “might,” “will,” “should,” or the negative of these terms and other comparable terminology, although not all forward-looking statements are so identified.

All such forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions, including data available from third parties, and apply only as of the date of this release. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control.
Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety or reasons, including without limitation, changes in and the successful execution of the action program discussed herein and the market reaction thereto, changes in general industry and market conditions, increased competition, higher raw material costs, particularly commodity and energy costs, changes in consumer preferences for end products, customer losses and changes in regulatory conditions, customer bankruptcies or consolidations, divestiture of customer brands, the economic outlook for the Company’s markets, fluctuation of foreign currencies, fluctuation in vehicle production schedules for which the Company is a supplier, market acceptance of our new products, continued uncertainty in program awards and performance, the financial results of companies in which Autoliv has made technology investments, pricing negotiations with customers, fluctuating fuel and commodity prices and other costs, supply issues, product liability, warranty and recall claims and other litigation, possible adverse results of pending or future litigation or infringement claims, legislative or regulatory changes, political conditions, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in our Form 10-K for the year ended December 31, 2007.

Except for the Company's ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicity or revise any forward-looking statements whether as a result of new information or future events.
For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we assume no obligation to update any such statements.